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                                                                    Exhibit 10.6


                              PUBLIC STORAGE, INC.
                         701 Western Avenue, Suite 200
                          Glendale, California 91201

                                   December 16, 1997


American Office Park Properties, L.P.
701 Western Avenue, Suite 200
Glendale, California 91201

     Re:  Revolving Loan by Public Storage, Inc. to American Office Park
          --------------------------------------------------------------
          Properties, L.P.
          ----------------

Ladies and Gentlemen:

     From time to time, as requested by American Office Park Properties, L.P. (the "OP"), Public Storage, Inc. ("PSI") agrees to advance to the OP funds to be used as needed by the OP for operations and/or acquisitions (the "Loan"). The Loan shall be in an amount not to exceed Fifty Million and No/100 Dollars ($50,000,000).

     Interest on the Loan shall accrue and be paid monthly at the thirty-day LIBOR rate plus one and a quarter percent (1.25%) as adjusted from time to time. The Loan will terminate, and any outstanding balance shall be repaid on the date on which the OP or American Office Park Properties, Inc. (the "Company") receives proceeds from a securities or debt financing sufficient in amount to repay the Loan. Unless repaid within thirty (30) days of the date hereof, the OP shall undertake to obtain a line of credit to repay the Loan and such line of credit shall be established to facilitate repayment of the Loan (including all interest thereon) within one hundred and twenty (120) days of the date hereof. Until the date on which the Loan is repaid, the Company and the OP shall not pledge, assign, hypothecate or otherwise transfer any of their respective material assets.

     Advances (and interest thereon) shall be reflected as book entries on the books and records of the OP and PSI.

     California law shall apply to any and all provisions of this letter agreement.

                                Sincerely yours,

                                PUBLIC STORAGE, INC.



                                By:  /s/ DAVID GOLDBERG
                                     -------------------------
                                     Name:  David Goldberg
                                     Title:  Senior Vice President
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The above terms and conditions are hereby agreed to.

AMERICAN OFFICE PARK PROPERTIES, L.P.

     By:  American Office Park Properties, Inc.,
          General Partner


          By:  /s/ RONALD L. HAVNER, JR.
               -------------------------------------
               Ronald L. Havner, Jr.
               President and Chief Executive Officer